UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2019

TSR, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-8656	13-2635899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY		11788
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 231-0333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	--	--

1Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated as of August 29, 2018), the Preferred Share Purchase Rights will be transferred with and only with the shares of the registrant’s Common Stock to which the Preferred Share Purchase Rights are attached.

Section 8 – Other Events

Item 8.01. Other Events

TSR, Inc. (“TSR” or the “Company”) previously disclosed the filing of a complaint in the Supreme Court of the State of New York, Queens County, by Susan Paskowitz, a stockholder of the Company, against the Company; Joseph F. and Winifred M. Hughes; current and former TSR directors Christopher Hughes, Raymond A. Roel, Brian J. Mangan, Regina Dowd, James J. Hill, William Kelly, and Eric Stein; as well as stockholders Zeff Capital, L.P. (“Zeff”), QAR Industries, Inc. (“QAR”), and Fintech Consulting LLC (“Fintech”).

On May 6, 2019, a stipulation of dismissal (the “Stipulation of Dismissal”) was filed in this action with respect to defendants Joseph F. Hughes, Winifred M. Hughes and Regina Dowd, in which the plaintiff dismissed the claims against these defendants, without prejudice (which does not bar the claims from being re-asserted).

The Stipulation of Dismissal does not have any effect on the other defendants in the action, and the action will proceed with respect to the defendants other than Joseph F. Hughes, Winifred M. Hughes and Regina Dowd.

In the original complaint, Ms. Paskowitz made certain allegations related to the sale by Joseph F. and Winifred M. Hughes of an aggregate of 819,491 shares of the Company’s common stock to Zeff, QAR and Fintech, including that the members of the Company’s Board of Directors named in the complaint breached their fiduciary duties by failing to immediately adopt a rights plan that would have prevented this sale and preserved a higher premium for all stockholders. The original complaint also made certain allegations related to Zeff, QAR, and Fintech in connection with their purchase of these shares from Joseph F. Hughes and Winifred M. Hughes, including that Zeff, QAR and Fintech were “partners” and constituted a “group.” Although the Company was named as a defendant in the original complaint, there were no claims or damages allegations against the Company, and the complaint stated that it named the Company solely to effectuate equitable relief if granted.

Further information regarding the original complaint, and the allegations and relief sought, was provided by the Company in previous reports.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, INC.
(Registrant)

By:	/s/ John G. Sharkey
John G. Sharkey Vice President-Finance, Controller and Secretary

Date: May 9, 2019

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